United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                                     January 26, 2004
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	13-2637623 (I.R.S. Employer Identification Number)

511 Fifth Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Item 5.      Other Events and Required FD Disclosure.

                  As of January 26, 2004, Overseas Shipholding Group, Inc. (the "Company") entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and certain selling stockholders relating to the sale by the Company of 3,200,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), and by the selling stockholders of 1,600,000 shares of Common Stock, pursuant to a Registration Statement on Form S-3 (File No. 333-111890). A copy of the form of Underwriting Agreement is attached as an exhibit.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

1.1 Form of Underwriting Agreement among the Company, Morgan Stanley & Co. Incorporated and certain selling stockholders.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: January 29, 2004	By: /s/Robert N. Cowen
Name: Robert N. Cowen
Title: Senior Vice President, Chief Operating Officer and Secretary